Exhibit 24
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                                POWER OF ATTORNEY





          The undersigned hereby constitutes and appoints each of Scott A. Arenare, Timothy J. Curt, and Steven G. Schneider, acting together or individually, his/her true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned Forms 3, 4, and 5, together with any amendments thereto, in accordance with the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms and the filing thereof with the United States Securities and Exchange Commission and any other person as may be required by law; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.


          The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with the Securities Exchange Act of 1934, as amended.


          This Power of Attorney shall remain in full force and effect until revoked in writing by the undersigned or his/her attorney-in-fact.


          IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 15th day of May, 2004.





                                        Signature:  /s/ Elizabeth H. Weatherman
                                                   -----------------------------

                                        Print Name: Elizabeth H. Weatherman